Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Amendment No. 2 to Registration Statement on Form S-4 of Baxalta Incorporated of our report dated March 3, 2016 relating to the financial statements which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, IL

May 3, 2016